As filed with the Securities and Exchange Commission on July 29, 2016

Registration No. 333-153640
Registration No. 333-176919
Registration No. 333-198839

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3 REGISTRATION STATEMENT NO. 333-153640
FORM S-3 REGISTRATION STATEMENT NO. 333-176919
FORM S-3 REGISTRATION STATEMENT NO. 333-198839

UNDER
THE SECURITIES ACT OF 1933

FIRST NIAGARA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of
incorporation or organization)
42-1556195
(I.R.S. Employer
Identification Number)
726 Exchange Street
Suite 618
Buffalo, New York 14210
(716) 819-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kristy Berner
General Counsel and Corporate Secretary
726 Exchange Street
Suite 618
Buffalo, New York 14210
(716) 819-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
This Post-Effective Amendment relates to the following Registration Statements filed by First Niagara Financial Group, Inc., a Delaware corporation (“First Niagara”), on Form S-3 (collectively, the “Registration Statements”):
•Registration Statement No. 333-153640, originally filed with the Securities and Exchange Commission (the “SEC”) on September 23, 2008;
•Registration Statement No. 333-176919, originally filed with the SEC on September 20, 2011; and
•Registration Statement No. 333-198839, originally filed with the SEC September 19, 2014.
This Post-Effective Amendment is being filed in connection with the closing on July 29, 2016 of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 30, 2015 (the “Agreement”), by and between KeyCorp, an Ohio corporation, and First Niagara, with the merger of First Niagara with and into KeyCorp, with KeyCorp continuing as the surviving corporation, being effective on August 1, 2016.
As a result of the closing of the transactions contemplated by the Agreement, First Niagara has terminated all offerings of its securities pursuant to the above referenced Registration Statements. In accordance with an undertaking made by First Niagara in each of the Registration Statements to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, First Niagara hereby removes and withdraws from registration all securities of First Niagara registered pursuant to the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on this July 29, 2016. No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.

FIRST NIAGARA FINANCIAL GROUP, INC.

By:	/s/ Kristy Berner
Kristy Berner
General Counsel and Corporate Secretary
(Duly Authorized Representative)